Exhibit 10.1

AMENDMENT NO. 1 TO THE
HAMILTON BEACH BRANDS HOLDING COMPANY
EXECUTIVE LONG-TERM EQUITY INCENTIVE PLAN
(Effective September 29, 2017)

Hamilton Beach Brands Holding Company hereby adopts this Amendment No. 1 to the Hamilton Beach Holding Company Executive Long-Term Equity Incentive Plan (Effective September 29, 2017) (the “Plan”), to be effective as of March 13, 2018 (the “Effective Date”), to reflect the fact that recently-adopted tax reform legislation removed the requirement to submit the Plan for subsequent approval by post-spin stockholders. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.Section 11 of the Plan is hereby amended in its entirety to read as follows:

“Prior to the Spin-Off Date, this Plan was approved by the Board of Directors and sole stockholder of the Company on September 18, 2017.”

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